EXHIBIT 4.1




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                          WORKING COPY AS OF 5/12/97
                      (Restated through First Amendment)
















                              1997 UNION CARBIDE

                           LONG-TERM INCENTIVE PLAN






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                               TABLE OF CONTENTS


                                                                          PAGE


Section 1:  Purpose........................................................-1-

Section 2:  Definitions....................................................-1-

Section 3:  Participation..................................................-4-

Section 4:  Administration.................................................-4-

Section 5:  Awards.........................................................-5-

Section 6:  Stock Options..................................................-7-

Section 7:  Exercise Payments.............................................-11-

Section 8:  Grants of Stock...............................................-12-

Section 9:  Performance Awards............................................-13-

Section 10: General Provisions............................................-14-

Section 11: Amendment, Suspension, or Termination.........................-15-

Section 12: Effective Date and Duration of the Plan.......................-15-



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                  1997 UNION CARBIDE LONG-TERM INCENTIVE PLAN

SECTION 1: PURPOSE. The purpose of the 1997 Union Carbide Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to (a) advance the interests of Union Carbide Corporation (the "Corporation") and its stockholders by providing incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Corporation; (b) assist the Corporation and its subsidiaries and affiliates in attracting, retaining, and motivating highly qualified employees for the successful conduct of their business; and (c) make the Corporation's compensation program competitive with those of other major employers.

SECTION  2:  DEFINITIONS.

     2.1: A "Change in Control of the Corporation" shall be deemed to occur if any of the following circumstances shall occur: (i) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Corporation;

(ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Corporation;

(iii) during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board.

          For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;



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(iv)      the  stockholders  of  the  Corporation  approve  a plan  of  complete liquidation or dissolution of the Corporation; or

(v) there shall be consummated: (x) a reorganization, merger or consolidation of all or substantially all of the assets of the Corporation (a "Business Combination"), unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

            Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefit plans maintained by the Corporation.



                                     -2-

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     2.2:  "Code" means the Internal  Revenue Code of 1986,  as now or hereafter amended.

     2.3: "Employee" means all employees of the Corporation or of a subsidiary or affiliate of the Corporation participating in the Plan, including officers of the Corporation, as well as officers of the Corporation who are also directors of the Corporation. However, an individual who is a member of the Committee shall not be an "employee" for purposes of this Plan. 2.4: "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. 2.5: "Exercise Payment" is a payment upon the exercise of a stock option of an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Market Price over the option price of the stock acquired upon the exercise of the option. 2.6: "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code. 2.7: "Market Price" is the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange-Composite Transactions on the date the option is exercised (or on the next preceding day such stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on the date the option is exercised). 2.8:
"Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock Option.


                                     -3-

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     2.9:  "Retirement" shall mean retirement from employment by the Corporation
or  a  subsidiary  or  affiliate  with  the  right  to  receive   immediately  a
non-actuarially  reduced  pension under the  Corporation's  Retirement  Program.

     2.10: "Restricted Stock" means stock of the Corporation subject to restrictions on the transfer of such stock, conditions of forfeitability of such stock, or any other limitations or restrictions as determined by the Committee.

SECTION 3: PARTICIPATION. The Participants in the Plan ("Participants") shall be those Employees serving in a managerial, administrative, or professional position who are selected to participate in the Plan by the Committee of the Board of Directors of the Corporation named to administer the Plan pursuant to
Section  4.

SECTION 4: ADMINISTRATION. The Plan shall be administered and interpreted by a Committee of three or more members of the Board of Directors (hereinafter referred to as the "Committee") appointed by the Board. The Committee shall consist of "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under the Plan; (ii) select the awards to be made to Participants; (iii) set the option price, the number of options to be awarded, and the number of shares to be awarded out of the total number of shares available for award; (iv) delegate to the Chief Executive Officer of the Corporation the right to allocate awards among Employees who are not executive officers or directors of the Corporation within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine; (v) establish administrative


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regulations  to further the purpose of the Plan;  and (vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

SECTION 5: AWARDS. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) stock option awards; (ii) exercise payment rights; (iii) grants of stock or Restricted Stock; or (iv) performance awards. Except as otherwise defined herein, "stock" shall mean the common stock, $1.00 par value, of the Corporation. All awards shall be made pursuant to award agreements between the Participant and the Corporation. The agreements shall be in such form as the Committee approves from time to time.

     a. MAXIMUM AMOUNT AVAILABLE. The total number of shares of stock (including Restricted Stock, if any) optioned or granted under this Plan during the term of the Plan shall not exceed 2,000,000 shares; provided, however, that if, during the term of the Plan, the Corporation (i) reacquires shares of stock (including, but not limited to, repurchases of shares on the open market or in private transactions), (ii) withholds shares in connection with the exercise of an option pursuant to Section 6.4 of this Plan, or (iii) withholds shares as a result of the exercise of an option pursuant to Section 6.7 of this Plan, or a similar provision under another incentive or stock option plan of the
Corporation, to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of an option, then additional shares of stock may be optioned or granted under this Plan equal to the number of shares so reacquired or withheld, except that no more than 4,000,000 additional shares (for a total of 6,000,000 shares under the Plan) shall be authorized for options or grants under this provision. No Participant may be granted, in the aggregate, awards which would result in the Participant receiving more than 15% of the maximum number of shares available for award under the Plan. Solely for the purpose of


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computing  the total  number of shares of stock  optioned or granted  under this
Plan, there shall not be counted any shares which have been forfeited and any shares covered by an option which, prior to such computation, has terminated in accordance with its terms or has been canceled by the Participant or the Corporation.

     b. ADJUSTMENT IN THE EVENT OF RECAPITALIZATION, ETC. In the event of any change in the outstanding shares of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards (as defined in Section 6.1) or other awards, both under the Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

SECTION 6: STOCK OPTIONS.

     6.1: The Corporation may award options to purchase common stock or Restricted Stock of the Corporation (hereinafter referred to as "Stock Option Awards") to such Participants as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4, authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award and designate in the grant whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Stock Option.


                                     -6-

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     6.2:  The  option  price of each share of stock  subject to a Stock  Option
Award shall be specified in the grant, but in no event shall the exercise price be less than the closing price of the common stock of the Corporation on the
date  the   award   is   authorized   as   reported   in  the  New  York   Stock
Exchange-Composite Transactions. If the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Participant's employer or a parent or subsidiary of the employer, the option price of each share of stock subject to such grant shall be not less than one hundred ten percent (110%) of the closing price described in the preceding sentence.

     6.3: (a) Except as set forth in subsection (b) below, a stock option by its terms shall not be transferable by the Participant other than by will or the laws of descent and distribution, and, during the Participant's lifetime, will be exercisable only by the Participant. A stock option by its terms also shall be of no more than 10 years' duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the combined voting power of the Participant's employer or a parent or subsidiary of the employer shall be by its terms be of no more than five (5) years' duration. A stock option by its terms shall be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but in no event less than one year following the date of grant of such award; (ii) the Participant's death; or
(iii) a Change in Control of the Corporation.

     (b) Notwithstanding the provisions of subsection (a), the terms of a Non-Qualified Stock Option may permit the Participant to transfer the Stock Option to (i) his or her spouse, children or grandchildren (referred to herein as the Participant's "Family


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Members"),  (ii) a trust or trusts  for the  exclusive  benefit  of such  Family
Members, or (iii) a partnership in which such Family Members are the only partners. Any transfer pursuant to this subsection (b) shall be subject to the following: (A) there may be no consideration for any such transfer; (B) the stock option agreement pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this subsection (b); and (C) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with subsection (a) of this Section 6.3. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6.4 hereof, the term "Participant" shall be deemed to refer to the transferee. The events of death, disability, Retirement and termination of employment in the Plan hereof shall continue to be applied with respect to the original Participant, following which the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in Sections 6.3(a) and (c) hereof.

     (c) An option is only exercisable by a Participant (or, if subsection (b) applies, the transferee) while the Participant is in active employment with the Corporation, or its subsidiary, except: (i) in the case of a Participant's death, Retirement or disability; (ii) during a three-year period commencing on the date of a Participant's termination of employment by the Corporation other than for cause; (iii) during a three-year period commencing on the date of termination, by the Participant or the Corporation, of employment after a Change in Control of the Corporation, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the


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Corporation  to permit  individual  exceptions.  An option may not be  exercised pursuant to this paragraph after the expiration date of the option.

     6.4: An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Corporation of the exercise of the option. The option price for the shares for which an option is exercised shall be paid on or within ten business days after the date of exercise. The terms of the stock option may provide that the option price may be paid (i) in cash, (ii) in whole shares of common stock of the Corporation owned by the Participant prior to exercising the option, (iii) by having the Corporation withhold a number of shares from the exercise, equal in value to the option price, or (iv) in a combination of cash and delivery of shares, or cash and withholding of shares of common stock. The value of any share of common stock delivered or withheld in payment of the option price shall be its Market Price on the date the option is exercised.

     6.5: The Committee may, in its discretion, grant to Participants holding stock options the right to receive, with respect to each share covered by an option, payments of amounts equal to the regular cash dividends paid to holders of the Company's common stock during the period that the option is outstanding (such payments are hereinafter referred to as "Dividend Payments").

     6.6: The aggregate fair market value of all shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other stock option plan maintained by the Corporation (or by any subsidiary or parent of the Corporation), shall not exceed $100,000. The fair market value of such shares of stock shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange - Composite


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Transactions  on the date the  related  stock  option is granted (or on the next preceding day such stock was traded on a stock exchange included in the New York Stock Exchange Composite Transactions if it was not traded on any such exchange on the date the related stock option is granted).

     6.7: In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a stock option, a Participant shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation by having the Corporation withhold shares that otherwise would be delivered to the Participant pursuant to the exercise of the option for which the tax is being withheld, by delivering to the Corporation other shares of common stock of the Corporation owned by the Participant prior to exercising the option, or by making a payment to the Corporation consisting of a combination of cash and such shares of common stock. Such an election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee and the Committee shall have the right, in its discretion, to disapprove such election; and (b) the election shall be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any share of common stock to be withheld by the Corporation or delivered to the Corporation pursuant to this
Section 6.7 shall be the Market Price on the date to be used to determine the amount of tax to be withheld.

SECTION 7: EXERCISE PAYMENTS.

     7.1: The Committee may, in its discretion, grant to Participants holding stock options the right to receive Exercise Payments relating to such number of shares covered by the Participant's stock options as the Committee determines in its discretion. Exercise



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Payments  shall be reduced by the total amount  which may have been  received as
Dividend Payments pursuant to Section 6.5 with respect to the stock option that is being exercised.

     7.2: At the discretion of the Committee, the Exercise Payment may be made in cash, common stock, Restricted Stock, or a combination thereof. Exercise
Payments shall be paid within 20 business days following the exercise of a related stock option; provided, however, that payment may be deferred by the Committee, in its discretion, to such date and under such terms and conditions as the Committee may determine.

     7.3: Exercise Payments shall be paid only upon the exercise of related stock options which are exercised by the Participant while an active Employee; provided, however, that in the case of a Participant's death, Exercise Payments will be paid if the related stock options are exercised within nine months after death, but before the expiration of the stock option's term.

     In the case of a Participant's Retirement, any Exercise Payments awarded to the Participant will be paid if the stock options are exercised within the later of (i) three months after Retirement or (ii) three months after such options became exercisable, but before the expiration of the term of the stock option.

SECTION 8: GRANTS OF STOCK. 8:1.The Committee may grant, either alone or in addition to other awards granted under the Plan, shares of stock or Restricted Stock to such Participants as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4, authorizes and under such terms as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted shares of stock or Restricted Stock under the Plan to allow such Participant to satisfy tax obligations arising out of receipt of the stock or



                                     -11-

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Restricted  Stock.  Alternatively,  the terms of the stock or  Restricted  Stock grant may allow for the Participant to satisfy tax withholding obligations by delivering whole shares of common stock of the Corporation to the Corporation; the value of any shares of common stock delivered in payment of tax withholding obligations shall be its Market Price on the date to be used to determine the amount of tax to be paid.

     8:2. Notwithstanding any provision in this Plan to the contrary, no more than 20% of the maximum number of shares of stock available for award under this Plan shall be granted to Participants as Restricted Stock.

     8:3. A grant of Restricted Stock pursuant to this Section 8 shall be subject to a minimum vesting period of at least three (3) years, or such longer period as the Committee may, in its sole discretion, determine; provided, however, that the Committee may grant up to three hundred thousand (300,000) shares of Restricted Stock with a vesting period of less than three (3) years. In the event that a Participant terminates employment with the Corporation prior to the date that the Restricted Stock satisfies a vesting period, such Restricted Stock shall be forfeited except (i) in the case of the Participant's death, disability or Retirement, (ii) in the case of a Participant's termination of employment by the Corporation other than for cause, (iii) in the case of a Change in Control of the Corporation, or (iv) if the Committee determines it is in the best interests of the Corporation to permit individual exceptions.


                                     -12-

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SECTION 9: PERFORMANCE AWARDS.

     9.1: The Committee may grant, either alone or in addition to other awards granted under the Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, the market value of the common stock, Restricted Stock or other securities of the Corporation ("Performance Awards") to such Participants as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4, authorizes and under such terms as the Committee establishes. Performance Awards may be paid in common stock, Restricted Stock or other securities of the Company, cash or any other form of property as the Committee shall determine. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee are met. The measures of performance shall be established by the Committee in its absolute discretion.

     9.2: The Committee shall determine the times at which Performance Awards are to be made and all conditions of such awards.

     9.3: The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares received pursuant to this Section 9 prior to the date on which any applicable restriction or performance period established by the Committee lapses.

SECTION 10:  GENERAL PROVISIONS.

     10.1: Subject to the provisions of Section 6.3(b), if applicable, any assignment or transfer of any awards without the written consent of the Corporation shall be null and void.


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     10.2:  Nothing  contained herein shall require the Corporation to segregate any monies  from its  general  funds,  or to create any  trusts,  or to make any
special   deposits  for  any  immediate  or  deferred  amounts  payable  to  any
Participant for any year.

     10.3: Participation in this Plan shall not affect the Corporation's right to discharge a Participant.

     10.4: Restricted Stock may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed.

     10.5: The Participant shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

     10.6: Upon a Participant's termination of employment during the period any restrictions are in effect, all Restricted Stock shall be forfeited without compensation to the Participant unless the Committee decides that it is in the best interest of the Corporation to permit individual exceptions.

SECTION 11: AMENDMENT, SUSPENSION, OR TERMINATION.

     11.1: The Board of Directors may suspend, terminate, or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of stockholders of the Corporation, increase the total number of shares of stock that may be optioned or granted under this Plan.

     11.2: It is intended that grants and awards made under this Plan comply with the requirements of Rule 16b-3 under the Exchange Act. Should the requirements of Rule


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16b-3 change, the Board of Directors may amend this Plan or grants hereunder, as necessary, to comply with the requirements of that rule or its successor provision or provisions.

SECTION 12: EFFECTIVE DATE AND DURATION OF THE PLAN.

     This Plan shall be effective following approval by the stockholders of the Corporation. No award shall be granted under this Plan subsequent to the annual meeting of shareholders of the Corporation in 2002.




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